UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 28, 2005
Date of report (Date of earliest event reported)
EMS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	000-06072 (Commission File Number)	58-1035424 (I.R.S. Employer Identification No.)
660 Engineering Drive
Norcross, Georgia 30092
(770) 263-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.05 Costs Associated with Exhibit or Disposal Activities.
Item 9.01 Financial Statements and Exhibits
PRO FORMA FINANCIAL INFORMATION
CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEETS
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
Notes to the Unaudited Pro Froma Condensed
SIGNATURES
EX-2.1 ASSET PURCHASE AGREEMENT
EX-2.2 AMENDING AGREEMENT TO THE ASSET PURCHASE AGREEMENT

Section 1 Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
In connection with the sale by EMS Technologies, Inc. (the “Company”) of its Space & Technology/Montreal division reported under Item 2.01 of this report, the Company’s Board of Directors granted to Alan L. Haase, its Vice President and General Manager, Space & Technology/Montreal, in lieu of any other bonus under the Company’s Executive Annual Incentive Compensation Plan, a fixed cash bonus equal to $75,000. Mr. Haase became entitled to receive this bonus upon the closing of the sale.
Item 2.01 Completion of Acquisition or Disposition of Assets
On November 28, 2005, the Company closed its previously announced sale of the assets and operating liabilities of its Space & Technology/Montreal division (“S&T/Montreal”) to MacDonald, Dettwiler and Associates Ltd. (“MDA”) of Vancouver, B.C.
As previously disclosed in the Report on Form 8-K filed on November 3, 2005, the terms of the transaction included the payment to the Company of cash at closing of $21.3 million. Potential additional payments may be received following closing upon determination of the extent to which accounts receivable, net of trade payables, exceed $1 million, and also in future years depending on the extent to which contractual in-orbit incentives are earned under the contract governing S&T/Montreal’s role as payload subcontractor to MDA on the Canadian Radarsat-2 satellite program. The transaction also restructures the broader business relationships among the Company, S&T/Montreal and MDA, including the resolution of outstanding issues and potential claims arising from the Radarsat-2 program, and from S&T/Montreal’s role as a licensee of data generated by the Radarsat-2 satellite upon its completion and anticipated launch in 2006. The transaction also eliminated a previous contractual requirement that the Company post approximately $3 million to secure in-orbit incentive performance of the Radarsat-2 payload, but the Company remains liable for that amount in the event of specified in-orbit payload failures.
The foregoing summary does not purport to be complete and is qualified by reference to the terms of the Asset Purchase Agreement dated October 28, 2005, by and among the Company, MDA and the other parties named therein, filed as Exhibit 2.01 to this report and incorporated herein by this reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As a result of the closing of the sale by the Company of its S&T/Montreal division reported under Item 2.01, the Company has agreed to pay half (to a maximum of $1.25 million) of the potential liability to 1) satisfy grievance claims arising from previously severed employees of S&T/Montreal who claim to have received insufficient severance payments, and 2) pay severance costs arising from the termination of employment of any current employees of S&T/Montreal by the Purchaser. The Company has also agreed to pay half (to a maximum of $500,000) of any increase in the accrued pension benefit obligation of the post-retirement medical plan from December 31, 2004 to December 31, 2006.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Upon the closing of the sale of the S&T/Montreal division, the Company’s revolving credit agreement required that the Canadian portion of the available credit line be reduced by $15.0 million. The lenders will increase the U.S. portion of the available credit line by a similar amount, so that the overall available credit under the revolving credit agreement is unchanged.
Item 2.05 Costs Associated with Exit or Disposal Activities.
The Company expects to incur certain costs as a result of the closing of the sale by the Company of its Space & Technology/Montreal division reported under Item 2.01.
The Company expects to pay approximately $800,000 in transaction fees to the selling agent and the Company’s attorneys.
The Company agreed to pay a total of approximately $1.0 million of severance compensation to certain individuals who were employed in senior positions in the S&T/Montreal division but who will not be retained by the purchaser.

Item 9.01 Financial Statements and Exhibits

(b)	Pro Forma Financial Information

Pro Forma Condensed Consolidated Balance Sheet as of October 1, 2005

Pro Forma Condensed Consolidated Statement of Operations for the nine months ended October 1, 2005

Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended December 31, 2004

(c)	Exhibits

	2.01	Asset Purchase Agreement dated as of October 28, 2005 between EMS Technologies, Inc. and MacDonald, Dettwiler and Associates, Ltd.
	2.02	Amending Agreement to the Asset Purchase Agreement dated as of November 28, 2005 between EMS Technologies, Inc. and MacDonald, Dettwiler and Associates, Ltd.

PRO FORMA FINANCIAL INFORMATION
The unaudited pro forma financial statements included herein give effect to the sale of the assets and operating liabilities of the Company’s Space & Technology/Montreal (“S&T/Montreal”) division to MacDonald, Dettwiler and Associates Ltd. (“MDA”) pursuant to the Asset Purchase Agreement and Amending Agreement included as Exhibits 2.01 and 2.02 to this From 8-K.
The historical information was derived from the Company’s balance sheet as of October 1, 2005, the Company’s statement of operations for the nine months ended October 1, 2005, and the Company’s statement of operations for the fiscal year ended December 31, 2004.
The unaudited condensed consolidated pro forma balance sheet as of October 1, 2005 reflects the disposal of the S&T/Montreal division as if it had occurred on that date. The unaudited condensed consolidated pro forma statement of operations for the nine months ended October 1, 2005 and for the fiscal year ended December 31, 2004 assume that the disposal had occurred on the first day of the fiscal period then ended. However, we have not adjusted our historical statement of operations for the sale of this division because its results have been presented as discontinued operations in our historical financial statements in previous filings.
The unaudited condensed consolidated pro forma financial statements include specific assumptions and adjustments related to the disposition of the S&T Montreal division. The pro forma adjustments have been made to illustrate the anticipated financial effect of the disposition. The adjustments are based upon available information and assumptions that the Company believes are reasonable as of the date of this 8-K filing. However, actual adjustments may differ from the information presented. Assumptions underlying the pro forma adjustments are described in the notes accompanying the unaudited condensed consolidated pro forma financial statements and should be read in conjunction with the Company’s historical financial statements and related notes contained in the Company’s quarterly report on Form 10-Q for the nine month period ended October 1, 2005 and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2004.
The unaudited condensed consolidated pro forma financial information presented is for information purposes only. This information is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the disposition been completed as of the dates presented. The information is not representative of the Company’s future results of operation or financial position. In addition, the condensed consolidated pro forma financial statements were prepared in accordance with Article 11 of the Regulations S-X. Accordingly, we have not assumed any cost savings or synergies that might occur related to these transactions.

EMS TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
(in thousands, except share data)
(Unaudited)

	Historical				Pro forma
	October 1	Pro forma			October 1
	2005	Adjustments			2005
ASSETS
Current assets:
Cash and cash equivalents	$18,377				$18,377
Trade accounts receivable, net of allowance for doubtful accounts $928	92,820				92,820
Inventories	32,720				32,720
Other current assets	1,362	5,674	(D	)	7,036
Assets held for sale	56,186	(43,725)	(A	)	12,461

Total current assets	201,465	(38,051)			163,414

Property, plant and equipment, net	33,247				33,247
Goodwill	13,526				13,526
Other assets	16,856				16,856

Total assets	$265,094	(38,051)			$227,043

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt	$18,461	(15,000)	(B	)	$3,461
Accounts payable	31,865	800	(E	)	32,665
Liabilities related to assets held for sale	18,489	(16,620)	(A	)	1,869
Other current liabilities	23,805	1,000	(G	)	24,805

Total current liabilities	92,620	(29,820)			62,800

Long-term debt, excluding current installments	51,457	(6,300)	(B	)	45,157
Other long-term liabilities		3,700	(F	)	3,700

Total liabilities	144,077	(32,420)			111,657

Stockholders’ equity:
Preferred stock of $1.00 par value per share. Authorized 10,000,000 shares; none issued	—	—			—
Common stock $.10 par value share. Authorized 75,000,000 shares; issued and outstanding 11,165,000	1,117				1,117
Additional paid-in capital	69,069				69,069
Foreign currency translation adjustment	5,109	(5,382)	(C	)	(273)
Retained earnings	45,722	(249)	(H	)	45,473

Total stockholders’ equity	121,017	(5,631)			115,386

Total liabilities and stockholders’ equity	$265,094	(38,051)			$227,043

See accompanying notes.

EMS TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Historical				Pro forma
	Nine months ended				Nine months ended
	October 1	Pro forma			October 1
	2005	Adjustments			2005
Net sales	$226,162				$226,162
Cost of sales	153,441				153,441
Selling, general and administrative expenses	48,403				48,403
Research and development expenses	11,656				11,656

Operating income	12,662	—			12,662
Non-operating income, net	183				183
Interest expense	(2,976)				(2,976)

Earnings from continuing operations before income taxes	9,869	—			9,869
Income tax expense	(3,356)				(3,356)

Earnings from continuing operations	6,513	—	(I	)	6,513

Earnings per share from continuing operations:
Basic	$0.58				$0.58
Diluted	$0.58				$0.58
Weighted average number of shares:
Common	11,165				11,165
Common and dilutive common equivalents	11,214				11,214
See accompanying notes.

EMS TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Historical				Pro forma
	Twelve months ended				Twelve months ended
	December 31	Pro forma			December 31
	2004	Adjustments			2004
Net sales	$246,518				$246,518
Cost of sales	159,597				159,597
Selling, general and administrative expenses	58,907				58,907
Research and development expenses	16,482				16,482

Operating income	11,532	—			11,532
Non-operating income, net	880				880
Interest expense	(2,296)				(2,296)

Earnings from continuing operations before income taxes	10,116	—			10,116
Income tax expense	(2,823)				(2,823)

Earnings from continuing operations	$7,293	—	(I	)	$7,293

Earnings per share from continuing operations:
Basic	$0.66				$0.66
Diluted	$0.65				$0.65
Weighted average number of shares:
Common	11,094				11,094
Common and dilutive common equivalents	11,237				11,237
See accompanying notes.

EMS Technologies, Inc. and Subsidiaries
Notes to the Unaudited Condensed Consolidated
Pro Forma Financial Statements

PRO FORMA ADJUSTING ENTRIES:

(A)	Eliminate all assets and liabilities of S&T/Montreal that were included in the sales transaction.

(B)	Reduce debt with the proceeds received from the sale of $21.3 million.

(C)	Eliminate S&T/Montreal’s foreign currency translation adjustment.

(D)	Estimated receivable due from purchaser for the net receivables adjustment per the terms of the asset purchase agreement.

(E)	Estimated transaction fees related to the sale.

(F)	Estimated net liability assumed by the Company per the terms of the asset purchase agreement.

(G)	Estimated severance compensation liability as a result of the sale of the S&T/Montreal division.

(H)	Estimated gain on the sales transaction net of the estimated severance compensation liability. The gain on the sale has no related income tax expense because the Company’s large pool of tax credits in Canada.

(I)	We have not adjusted our statement of operations for the sale of the S&T/Montreal division because it’s results have been presented as discontinued operations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMS TECHNOLOGIES, INC.
Date: December 2, 2005	By:	/s/ Don T. Scartz
Don T. Scartz
Executive Vice President, Chief Financial Officer and Treasurer